Exhibit 10.5

GUARANTY

THIS GUARANTY is made, executed and delivered this 27th day of December, 2010 (the “Guaranty”) by CELLU TISSUE HOLDINGS, INC., a Delaware corporation (the “Guarantor”) in favor of ASSOCIATED BANK, NATIONAL ASSOCIATION, a national banking association with an office at 740 Marquette Avenue, Minneapolis, MN 55402 (the “Bank”).

RECITALS

A. Cellu Tissue-CityForest LLC, a Minnesota limited liability company (the “Borrower”), and the Bank are the parties to that certain Amended and Restated Reimbursement Agreement dated as of March 21, 2007, as amended by that certain First Amendment to Amended and Restated Reimbursement Agreement dated as of December 3, 2009 and by that certain Second Amendment to Amended and Restated Reimbursement Agreement dated as of December 9, 2010 (as so amended, the “Original Reimbursement Agreement”).

B. On the date hereof, the Guarantor merged with Sand Dollar Acquisition Corporation, a Delaware corporation (the “Clearwater Merger Sub”) and a wholly-owned subsidiary of Clearwater Paper Corporation, a Delaware corporation (“Clearwater”) pursuant to that certain Merger Agreement dated as of September 15, 2010, by and among the Guarantor, Clearwater Merger Sub and Clearwater (the “Clearwater Merger”) with the Guarantor continuing as a surviving corporation in the Clearwater Merger.

C. The Borrower has requested that the Bank consent to the Clearwater Merger and amend certain provisions of the Original Reimbursement Agreement as amended and restated in that certain Second Amended and Restated Reimbursement Agreement dated as of December 27, 2010 (the Second Amended and Restated Reimbursement Agreement as it may be amended, modified, supplemented, increased, restated, or replaced from time to time being the “Reimbursement Agreement”; capitalized terms not otherwise defined herein being used herein as defined therein) between the Borrower and the Bank.

D. As a condition to the “Effective Date” of the Reimbursement Agreement, the Bank has required that the Guarantor execute and deliver this Guaranty.

E. The Guarantor has determined that the execution, delivery and performance of this Guaranty are in the Guarantor’s best business and pecuniary interest.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, and in order to induce the Bank to amend and restate the Original Reimbursement Agreement pursuant to the Reimbursement Agreement, the Guarantor hereby agrees with the Bank as follows:

1. Guaranty of Payment. The Guarantor hereby unconditionally guarantee(s) the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations of the Borrower to the Bank, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, including, without limitation, all Obligations of the Borrower to the Bank arising under the Reimbursement Agreement or any other Loan Document (all such obligations being hereinafter collectively called the “Guaranteed Obligations”) and the Guarantor further agrees to pay all reasonable expenses, including reasonable fees of attorneys (who may be employees of the Bank) and legal expenses, paid or incurred by the Bank in endeavoring to collect the Guaranteed Obligations, or any part thereof, and in enforcing this Guaranty.

2. Representations and Warranties. The Guarantor represents and warrants to the Bank that:

(a) Existence, Etc. The Guarantor is a corporation duly incorporated and validly existing under the laws of the State of Delaware. The Guarantor has all power and authority to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of the property owned or leased by it makes such qualification necessary, except where the failure to effect such qualification could not reasonably be expected to cause a Material Adverse Occurrence. The Guarantor has all power and authority to own its properties.

(b) Due Authorization, No Breach, No Liens. The execution, delivery and performance by the Guarantor of this Guaranty and each other Transaction Document to which the Guarantor is a party are within the Guarantor’s powers, have been duly authorized by all necessary action by the board of directors of the Guarantor, and do not contravene (a) the Guarantor’s articles of incorporation or bylaws, (b) any Governmental Rule or (c) any indenture, loan or credit agreement or any other material agreement, lease or instrument to which the Guarantor is a party or by which it or any of its properties may be bound including, without limitation, the Clearwater Credit Facility Loan Documents and the Clearwater Senior Notes Loan Documents; and such execution, delivery and performance do not result in or require the creation of any Lien upon or with respect to any of the Guarantor’s properties. The Guarantor is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other material agreement, lease or instrument in any case in which the consequences of such default or violation could reasonably be expected to cause a Material Adverse Occurrence.

(c) Governmental Approvals. No Governmental Approval is required for the due execution, delivery and performance by the Guarantor of this Guaranty or any other Transaction Document to which it is a party, other than those already obtained and those not yet required but obtainable in the ordinary course as and when required.

(d) Transaction Documents. This Guaranty and the other Transaction Documents to which the Guarantor is a party are the valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies. This Guaranty is in full force and effect in all material respects and no default under this Guaranty has occurred and is continuing. To the knowledge of the Guarantor, the other Transaction Documents to which the Guarantor is a party are in full force and effect in all material respects and no default under any such other Transaction Document to which the Guarantor is party has occurred and is continuing.

(e) Financial Condition.

(i) The Guarantor has heretofore furnished to the Bank its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended February 28, 2010 reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter ended August 26, 2010 and for the six months ending August 26, 2010, certified by the chief financial officer of the Guarantor. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Guarantor and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(ii) No event, change or condition has occurred that has resulted in, or could reasonably be expected to result, in a Material Adverse Occurrence since August 26, 2010.

(f) Disclosure. No exhibit, schedule, report or other information (unless superseded by’ a subsequently provided, corrected exhibit, schedule or report or by corrected information) provided by the Guarantor or any of its Affiliates or their respective agents to the Bank in connection with the negotiation and execution of the Transaction Documents to which the Guarantor is party and otherwise in connection with the transactions contemplated thereby contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein taken as a whole not misleading, as of the date provided.

(g) Margin Stock. The Guarantor is not engaged in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board).

(h) Incorporation of Representations and Warranties. Each of the representations and warranties of the Guarantor or pertaining to the Guarantor or any of its properties in the Clearwater Merger Agreement were true and correct when made and if any such representation and warranty is a continuing representation and warranty under the relevant Clearwater Merger Agreement as of the Effective Date, then such continuing representation and warranty is true and correct as of the Effective Date. The Guarantor has no knowledge that any of the representations and warranties made in the Transaction Documents by or on behalf of any party thereto other than the Guarantor is untrue or incorrect in any material respect.

(i) Status. The Guarantor is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment advisor” within the meaning of the Investment Company Act of 1940, as amended.

(j) Broker’s Fees. The Guarantor has not dealt with any Person who may be entitled to any finder’s fee, brokerage commission, loan commission or other sum in connection with the transactions contemplated by the Loan Documents. The Guarantor hereby agrees to indemnify, defend and hold harmless the Bank against any and all loss, liability, cost or expense, including reasonable attorneys’ fees, that such parties may suffer or sustain with respect to any finder’s fee, brokerage commission or other sum due in connection with the Reimbursement Agreement, the other Loan Documents or any other Transaction Document.

(k) Solvency. The Guarantor is Solvent after giving effect to the issuance of the Bonds Letter of Credit, the incurrence of the Indebtedness under the Clearwater Senior Notes Loan Documents, and the incurrence of Indebtedness under the full amount of the “Commitments” available under the Clearwater Credit Facility.

(l) Trading with the Enemy Act. The execution of this Guaranty does not violate the Trading with the Enemy Act of 1917, as amended, nor any of the foreign assets control regulations promulgated thereunder or the under the International Emergency Economic Powers Act or the U.N. Participation Act of 1945. Neither the Guarantor nor any person who owns a controlling interest in or otherwise controls the Guarantor or any Subsidiary of the Guarantor is listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders.

(m) Survival of Representations. All representations and warranties contained in this Section 2 shall survive the delivery of this Guaranty, the issuance of the Bonds Letter of Credit and any investigation at any time made by or on behalf of the Bank shall not diminish the Bank’s rights to rely thereon.

3. Affirmative Covenants. From the date of this Guaranty and thereafter until this Guaranty is either terminated or performed, unless the Bank shall otherwise expressly consent in writing, the Guarantor will do all of the following:

(a) Financial Statements and Reports. Furnish to the Bank:

(i) within 90 days after the end of each fiscal year of Clearwater, Clearwater’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other nationally recognized auditors (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Clearwater and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants;

(ii) within 45 days after the end of each of the first three fiscal quarters of Clearwater, Clearwater’s consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of Clearwater’s Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Clearwater and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(iii) within five (5) Business Days following the Bank’s request, copies of all publicly available periodic and other reports, proxy statements and other materials filed by Clearwater or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange; and

(iv) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Guarantor or any of its Subsidiaries, or compliance with the terms of any Loan Document, as the Bank may reasonably request.

(b) Notices of Material Events. Furnish to the Bank prompt written notice of the following:

(i) the occurrence of any Default or Event of Default;

(ii) the proposed consummation of any event described in clause (a) of the definition of “Clearwater Prepayment Event” in the Reimbursement Agreement, where such notice shall be delivered by no later than five (5) Business Days prior to the date of consummation and shall be accompanied by copies of the relevant documentation governing such event; or

(iii) any other development that results in, or could reasonably be expected to result in, a Material Adverse Occurrence.

(c) Corporate Existence. Except as provided by Section 4(a), maintain its corporate existence and good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and where the failure to so qualify results in, or could reasonably be expected to result in, a Material Adverse Occurrence.

4. Negative Covenants. From the date of this Guaranty and thereafter until this Guaranty is either terminated or performed, unless the Bank shall otherwise expressly consent in writing, the Guarantor will not do any of the following:

(a) Merger. Liquidate or dissolve, or merge into or consolidate with or into, any Person; provided that the Guarantor may enter into any merger, consolidation, or other transaction permitted by Section 5.01 of the Clearwater Senior Notes Indenture so long as: (i) the resulting, surviving or transferee entity (if not the Guarantor) shall assume the obligations of the Guarantor under this Guaranty pursuant to a written instrument of assumption that is reasonably satisfactory to the Bank; and (ii) no Change of Control has resulted from such transaction.

(b) Restricted Agreement. Directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon:

(i) the ability of the Borrower to create, incur or permit to exist any Lien in favor of the Bank upon any of the Borrower’s property or assets;

(ii) the Bank’s right to prohibit, restrict or impose conditions upon the Borrower’s ability to pay dividends or distributions with respect to its Equity Interests or to repay loans or advances made to the Borrower by the Guarantor; provided that:

A. the foregoing shall not apply to:

(1) restrictions and conditions imposed by law or by any Loan Document;

(2) restrictions and conditions existing on the date hereof identified on Schedule 9.13 attached to the Reimbursement Agreement including the Clearwater Senior Notes Indenture and the Clearwater Bank of America Loan Agreement; provided further, that in no event shall any such restriction or condition be breached or violated by: (a) the Borrower’s incurrence of the Indebtedness under the Reimbursement Agreement and the grant of Liens in its property pursuant to the Loan Documents; or (b) the Borrower’s performance of its obligations under the Loan Documents; or (c) the Borrower’s incurrence of any Indebtedness to refinance the Indebtedness incurred under the Reimbursement Agreement so long as: (i) the terms of such re-refinancing Indebtedness comply with any requirement then imposed by the Clearwater Senior Notes Loan Documents and the Clearwater Credit Facility Loan Documents for permitted re-financing Indebtedness; (ii) with respect to all Letter of Credit Obligations, the Liens securing such re-financing Indebtedness shall be substantially the same as those created by the Security Documents; and (3) the applicable restrictions described in Section 9.13(b) of the Reimbursement Agreement in the documentation for the re-financing Indebtedness are not materially more restrictive, when taken as a whole, than the applicable restrictions in the Reimbursement Agreement; and

(3) customary restrictions and conditions contained in agreements relating to the sale of the Borrower pending such sale; and

B. clause (b)(i) of the foregoing shall not apply to: (I) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness; and (II) customary provisions in leases and other contracts restricting the assignment thereof.

5. Continuing Guaranty. This Guaranty shall in all respects be a continuing, absolute and unconditional Guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the Guarantor or that no Guaranteed Obligations may exist from time to time) until payment in full of the Guaranteed Obligations; subject, however, to reinstatement pursuant to the Section 6 hereof.

6. Rescission or Return of Payment on Guaranteed Obligations. The Guarantor further agrees that, if at any time all or any part of any payment theretofore applied by the Bank to any of the Guaranteed Obligations is or must be rescinded or returned by such Person for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower), such Guaranteed Obligations shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Bank, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Obligations, all as though such application by such Person had not been made.

7. Bank Permitted to Take Certain Actions. The Bank may, from time to time (but shall not be obligated to), whether before or after any discontinuance of this Guaranty, at its sole discretion and without notice to the Guarantor, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Obligations or any obligation hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Guarantor, with respect to any of the Obligations; (c) increase any of the Obligations or extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Obligations, or release or compromise any obligation of any nature of any other obligor with respect to any of the Obligations; (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Obligations or any obligation hereunder, or extend or renew for one or more periods (whether Or not longer than the original period) or release, compromise, alter or exchange, any Obligations of any nature of any obligor with respect to any such property; and (e) resort to the Guarantor for payment of any of the Guaranteed Obligations, whether or not the Bank: (i) shall have resorted to any property securing any of the Obligations or any obligation hereunder or (ii) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Obligations (all of the actions referred to in preceding clauses (i) and (ii) being hereby expressly waived by the Guarantor).

8. Subrogation. The Guarantor hereby waives, until payment in full of the Guaranteed Obligations, any claim, right or remedy which the Guarantor may now have or hereafter acquire against the Borrower that arises hereunder and/or from the performance by the Guarantor hereunder, including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of the Bank against the Borrower or any security which the Bank now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law, or otherwise.

9. Waiver of Notice and Other Matters. The Guarantor hereby expressly waives: (a) notice of the acceptance by the Bank of this Guaranty; (b) notice of the existence or creation or non-

payment of all or any of the Guaranteed Obligations; (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever; and (d) all diligence in collection or protection of or realization upon the Obligations or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

10. Additional Obligations of the Borrower Permitted. The creation or existence from time to time of Obligations in excess of the Guaranteed Obligations is hereby authorized, without notice to the Guarantor, and shall in no way affect or impair the rights of the Bank and the obligations of the Guarantor under this Guaranty.

11. Assignment of Guaranteed Obligations. The Bank may, from time to time, whether before or after any discontinuance of this Guaranty, with notice to the Guarantor, and only in connection with an assignment by the Bank of its rights and obligations in accordance with Section 11.4 of the Reimbursement Agreement, assign or transfer any or all of the Guaranteed Obligations owed to it or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Guaranteed Obligations shall be and remain Guaranteed Obligations for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Guaranteed Obligations or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Guaranteed Obligations, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the assigning or transferring Bank.

12. Information Concerning Borrower. The Guarantor hereby warrants to the Bank that the Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Borrower. The Bank shall not have any duty or responsibility to provide the Guarantor with any credit or other information concerning the affairs, financial condition or business of the Borrower which may come into the Bank’s possession.

13. Waiver and Modifications. No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Bank of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon the Bank except as expressly set forth in a writing duly signed and delivered on behalf of the Bank.

14. Obligations Under Guaranty. No action of the Bank permitted hereunder shall in any way affect or impair the rights of the Bank or the obligations of the Guarantor under this Guaranty. The obligations of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the Borrower or the Guarantor. The Guarantor hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

15. Successors. This Guaranty shall be binding upon the parties, and upon the successors and assigns of the parties.

16. Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS GUARANTY SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES

THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

17. Consent to Jurisdiction. AT THE OPTION OF THE BANK, THIS GUARANTY MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND GUARANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT GUARANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS GUARANTY, THE BANK, AT ITS OPTION, SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

18. WAIVER OF JURY TRIAL. GUARANTOR AND THE BANK WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

19. Captions. Section captions used in this Guaranty are for convenience only, and shall not affect the construction of this Guaranty.

20. Recitals. The recitals to this Guaranty are incorporated herein by reference.

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IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first above written.

GUARANTOR:

CELLU TISSUE HOLDINGS, INC.

By:	/s/ Linda K. Massman
	Name:	Linda K. Massman
	Title:	Vice President, Finance and Chief Financial Officer

Address:

601 W. Riverside, Suite 1100
Spokane, WA 99201
Attn: Michael S. Gadd
Telephone: (509) 344-5920
Facsimile: (509) 835-1561

BANK: (solely with respect to Section 18 hereof)

ASSOCIATED BANK, NATIONAL ASSOCIATION

By:	/s/ Paul E. Way
Name: Paul E. Way
Title: Senior Vice President